The following form of Non-Qualified Stock Option Agreement was entered into with James B. Dittman, Dr. Hussein Elkholy, and Dr. Leonard Hausman as follows:

                                                            2000-OP
                                                                   --------

                                                            --------------------
                                                            Optionee

                            VDC COMMUNICATIONS, INC.
                            ------------------------

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE
                            VDC COMMUNICATIONS, INC.
                      1998 STOCK INCENTIVE PLAN, AS AMENDED

                  This Agreement is made as of October 16, 2000 (the "Grant Date") by and between VDC Communications, Inc., a Delaware corporation (the "Corporation"), and the person named on Schedule A hereto (the "Optionee").

                  WHEREAS, Optionee is a valuable agent of the Corporation or one of its subsidiaries and the Corporation considers it desirable and in its best interest that Optionee be given an inducement to acquire a proprietary interest in the Corporation and an incentive to advance the interests of the Corporation by granting the Optionee an option to purchase shares of common stock of the Corporation (the "Common Stock");

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Corporation hereby grants Optionee an option to purchase from it, upon the terms and conditions set forth in the VDC Communications, Inc. 1998 Stock Incentive Plan, as amended from time to time, (the "Plan") (a copy of which is attached hereto) and this Agreement, that number of shares of the authorized and unissued Common Stock of the Corporation as is set forth on Schedule A hereto.

                  1.       Terms of Stock Option.  The option to purchase Common
                           ---------------------
Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

                           (a) This option shall constitute a Non-Qualified Stock Option which is not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended;

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

                           (b) The per share exercise price for the shares subject to this option shall be the Fair Market Value (as defined in the Plan) of the Common Stock on the Grant Date, which exercise price is set forth on Schedule A hereto;

                           (c) This option shall vest in accordance with the vesting schedule set forth on Schedule A hereto; and

                           (d) No portion of this option may be exercised more than ten (10) years from the Grant Date.

                  2.       Payment  of  Exercise  Price.   The  option   may  be
                           ----------------------------
exercised, in part or in whole, only by written request to the Corporation accompanied by payment of the exercise price in full either: (i) in cash for the shares with respect to which it is exercised; (ii) by delivering to the Corporation a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay the exercise price; (iii) in the discretion of the Plan Administrator, through the delivery to the Corporation of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the option price must have been held by the Optionee for at least six (6) months in order to be utilized to pay the option price; (iv) in the discretion of the Plan Administrator, through an election to have shares of Common Stock otherwise issuable to the Optionee withheld to pay the exercise price of such Option; or (v) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in Subsections (i) -
(iv) of this paragraph.

                  3.       Miscellaneous.
                           -------------

                           (a) This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

                           (b) This Agreement will be governed and interpreted in accordance with the laws of the State of Connecticut, and may be executed in more than one counterpart, each of which shall constitute an original document.

                           (c) Other than alterations to, amendments to, suspensions of, or discontinuations of the Plan, as permitted by the Plan, no alterations, amendments, changes or additions to this Agreement will be binding upon either the Corporation or Optionee unless reduced to writing and signed by both parties.

                           (d) All controversies or claims arising out of this Agreement shall be determined by binding arbitration, conducted at the Corporation's offices in Greenwich, Connecticut, or at such other location designated by the Corporation, before the American Arbitration Association.

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

                           (e) No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Agreement.

                           (f) If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

                           (g) The Corporation does not make any representations or warranties regarding the current or future value of the shares underlying the option.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

                                                   VDC COMMUNICATIONS, INC.


                                                   By:
                                                      --------------------------
                                                         Frederick A. Moran
                                                         Chief Executive Officer


                                                    OPTIONEE:


                                                    ----------------------------

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

                                                            --------------------
                                                            Optionee

                                   Schedule A

1.  Grant Date:  October 16, 2000

2.  Number of Shares of Common Stock covered by the Option:  10,000

3.  Exercise  Price  (100% of Fair Market Value  of  Common Stock  on  the Grant
    Date):   $0.1875

4.  The Option shall vest in accordance with the following schedule:

         (i) 3,333 shares shall vest on the first anniversary of the Grant Date, provided Optionee continuously serves as a member of the Corporation's Board of Directors from October 16, 2000 through October 15, 2001;

         (ii) 3,333 shares shall vest on the first anniversary of the Grant Date, provided Optionee continuously serves as a member of the Corporation's Board of Directors from October 16, 2000 through October 15, 2002; and

         (iii) 3,334 shares shall vest on the first anniversary of the Grant Date, provided Optionee continuously serves as a member of the Corporation's Board of Directors from October 16, 2000 through October 15, 2003.

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